Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The following statement is provided by the undersigned with respect to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, , pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law:

Each of the undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Kaanapali Land, LLC.

Date:   October 24, 2016

By:	/s/ Gary Nickele	By:	/s/ Gailen J. Hull
	Gary Nickele Chief Executive Officer		Gailen J. Hull Chief Financial Officer and Principal Accounting Officer